VOTING AGREEMENT


      VOTING AGREEMENT, made as of the 13th day of April, 2006, by and among each of the stockholders of LITHIUM NICKEL ASSET HOLDING COMPANY I, INC., a Delaware corporation having its principal place of business c/o Martin Higgins at 7 South Jersey Avenue, Setauket, New York 11733 (the "Corporation") identified on the signature pages hereto (together sometimes collectively referred to as "STOCKHOLDERS", and each sometimes referred to as a "STOCKHOLDER").

                             W I T N E S S E T H :
                             ---------------------

      WHEREAS, the Stockholders are the record and beneficial owners of all of the currently issued and outstanding shares of stock of the Corporation ("Shares"); and

      WHEREAS, the parties hereto desire to promote their mutual best interest by establishing and defining their voting rights and obligations and by imposing certain restrictions and obligations upon their right to vote the Shares, all as hereinafter more fully set forth.

      NOW, THEREFORE, in consideration of the mutual promises herein contained, it is agreed as follows:

      SECTION 1. VOTING BY STOCKHOLDERS. Each Stockholder hereby agrees that at any annual or special meeting of Stockholders at which directors are to be elected it will vote its Shares for any slate of directors nominated by Topspin Partners, L.P.

            SECTION 2.  MISCELLANEOUS.
                        --------------

                        2.1 ENDORSEMENTS ON CERTIFICATES. Upon the execution of this Agreement, all certificates representing Shares shall be delivered to the Corporation for endorsement as follows:

                        "The shares represented by this certificate are subject to the provisions and restrictions of a Voting Agreement, dated as of April 13, 2006, by and among the initial Stockholders of Lithium Nickel Asset Holding Company I, Inc." After endorsement, such certificates shall be returned to the Stockholders who shall, subject to the terms of this Agreement, be entitled to exercise all rights of ownership of the Shares represented thereby. All certificates representing Shares hereafter issued to any Stockholder shall bear the same endorsement.

                        2.2 REMEDIES UPON BREACH. The parties hereto hereby agree that, since the non-defaulting parties hereto will be irreparably damaged in the event of a breach or threatened breach hereof, this Agreement shall be specifically enforceable. Should any dispute arise concerning the voting of Shares, a temporary restraining order and/or preliminary injunction may be issued pending the determination of such controversy. In the event of any controversy concerning the voting of any such Shares, the provisions of this Agreement shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.

                        2.3 TERM OF AGREEMENT. This Agreement and all rights, duties and interests of the parties hereunder shall continue for an indefinite term, so long as the Corporation shall require directors in office.


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


                        2.4 BENEFITS. This Agreement shall be binding upon and inure to the benefit of the Stockholders and any person to whom Shares are transferred pursuant to or in violation of the provisions of this Agreement, and their respective heirs, executors, administrators, successors and assigns.

                        2.5 CONSTRUCTION; COUNTERPARTS. All matters relating to this Agreement shall be governed, construed and controlled by and under the laws of the State of New York. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                        2.6 ADDITIONAL ACTS. Each party agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

                        2.7 NOTICES. All notices to the Stockholders shall be sent by registered or certified mail, postage prepaid, to the respective address indicated on the signature pages hereto, unless the person to whom notice is to be given had advised the other parties in writing of another address for such purpose.

                        2.8 AMENDMENTS. No amendment or modification of this Agreement shall be effective unless evidenced by writing, signed by all of the parties hereto.


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


            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, as of the day and year first above written.

                                    TOPSPIN PARTNERS, L.P.

                                    By:   Topspin Management, LLC
                                          General Partner

                                    By:   /s/ Leo A. Guthart
                                          ------------------------------
                                          Name:  Leo A. Guthart
                                          Title: Manager

                                    TOPSPIN ASSOCIATES, L.P.

                                    By:   Topspin Management, LLC
                                          General Partner

                                    By:   /s/ Leo A. Guthart
                                          ------------------------------
                                          Name:  Leo A. Guthart
                                          Title: Manager

                                    SHINING SEA LTD.

                                    By:   /s/ Mary Jane Gutteridge
                                          ------------------------------
                                          Name:  Mary Jane Gutteridge
                                          Title: Director

                                    By:   /s/ Keith Spengler
                                          ------------------------------
                                          Name:  Keith Spengler
                                          Title: Director

                                    S-7 ASSOCIATES, LLC

                                    By:   /s/ James Simons
                                          ------------------------------
                                          Name:  James Simons
                                          Title: Managing Member

                                    AUBER INVESTMENTS, LTD.

                                    By:   /s/ Herbert M. Selzer
                                          ------------------------------
                                          Name:  Herbert M. Selzer
                                          Title: Assistant Secretary



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